Exhibit 99.1

TRIBUNE PUBLISHING REPORTS THIRD QUARTER 2019 RESULTS

Growth in Net income from continuing operations of $7.5 million year-over-year
Digital content revenues increase ~50% year-over-year

CHICAGO, November 7, 2019 (GLOBE NEWSWIRE) - Tribune Publishing Company (NASDAQ: TPCO) today announced financial results for the third quarter ended September 29, 2019. Unless otherwise noted, amounts and disclosures throughout this earnings release relate to continuing operations and exclude all discontinued operations including the Los Angeles Times, the San Diego Union-Tribune and other assets of the California News Group (collectively, the “California properties”).

Third Quarter 2019 Highlights:
•Total revenues were $236.0 million, down from $255.8 million in the third quarter of 2018
•Net income from continuing operations was $6.9 million, compared to a loss of $0.6 million in the third quarter of 2018
•Net loss attributable to Tribune Publishing common stockholders was $7.1 million, or $0.61 per share, driven by a reserve recorded in discontinued operations, compared to a loss of $4.0 million, or $0.11 per share, in the third quarter of 2018
•Adjusted EBITDA was $24.8 million, an increase of $8.2 million year-over-year
•Digital content revenues increased 49.9% compared to the third quarter of 2018
•Digital-only subscribers increased 38% to 314,000 at the end of the third quarter 2019, up from 227,000 at the end of the third quarter 2018
•Returned a total of $54 million to shareholders in the form of a $1.50 special dividend in July

Timothy P. Knight, Tribune Publishing Chief Executive Officer and President, said: “The third quarter represented solid operating performance, with significant improvement in net income and adjusted EBITDA. We managed through challenging revenue trends and controlled costs accordingly. We continue to make progress on our stated goals of margin improvement and growing our digital-only subscriber base. We also kept focus on shareholder value through the dividend issued in July, which returned cash to shareholders while leaving the Company with strong cash flexibility.”

Third Quarter 2019 Results
Third quarter 2019 total revenues were $236.0 million, down $19.7 million or 7.7% compared to $255.8 million for the third quarter 2018. Total advertising revenue and digital advertising revenue in the quarter were $93.2 million and $21.8 million, respectively.

Third quarter total operating expenses, including depreciation and amortization, were $226.7 million, down 14.7% compared to $265.8 million in the third quarter of 2018. The decrease reflects the Company’s ongoing disciplined cost management and includes a $24.7 million decrease in compensation expense compared to a year ago.

Net income from continuing operations was $6.9 million in the third quarter of 2019, improving from a loss of $0.6 million in the third quarter of 2018.

Adjusted EBITDA was $24.8 million in the third quarter of 2019, an increase of 49.1% or $8.2 million compared to the third quarter of 2018, driven by a reduction in expenses.

For the quarter ended September 29, 2019, capital expenditures totaled $4.6 million. Cash balance at September 29, 2019, was $56.5 million, which does not include $37.3 million of restricted cash reflected in long-term assets.

Segment Results
The Company operates in two segments: M, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and X, which includes all digital revenues and related expenses of the Company from local Tribune Publishing websites, third-party websites, mobile applications, digital-only subscriptions, Tribune Content Agency and BestReviews.

Included in the tables below is segment reporting for M and X for the third quarters of 2019 and 2018 and corresponding year to date periods.

M
Third quarter 2019 M total revenues were $187.6 million, down 9.5% compared to the third quarter of 2018. Operating expenses for M decreased $39.6 million or 18.8% compared to the prior-year quarter, driven primarily by cost reduction actions.

Third quarter 2019 income from operations for M was $16.6 million, up from a loss of $3.3 million, and Adjusted EBITDA in the quarter was $22.3 million versus $8.1 million in the third quarter of 2018.

X
Total revenues for X for the third quarter of 2019 were $44.8 million, up 9.1%. Digital content revenues increased 49.9% year-over-year, due to strong growth from BestReviews and digital-only subscribers, as digital advertising revenues in the quarter declined 15.2%.

Third quarter 2019 operating expenses for X increased 11.5% compared to the third quarter of 2018, driven by higher allocations of newsroom expenses, partially offset by lower compensation and depreciation costs.

Third quarter 2019 income from operations for X was $3.1 million, down from $3.7 million in the third quarter of 2018, and Adjusted EBITDA was $6.1 million, down $4.3 million compared to the third quarter of 2018.

Digital-only subscribers grew to 314,000, up 38% from the prior year and up 5% sequentially from the second quarter of 2019.

2019 Outlook
For the full year, the Company confirmed its Adjusted EBITDA guidance of $102 million to $106 million. For the fourth quarter of 2019, the Company expects total revenues of $250 million to $254 million.

Conference Call Details
Tribune Publishing will host a conference call to discuss the Company’s third quarter 2019 results at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Thursday, November 7, 2019. The conference call may be accessed via Tribune Publishing’s Investor Relations website at investor.tribpub.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 1086836. An archived version of the webcast will also be available for one year on the Tribune Publishing website. You can also access this replay via telephone, until November 14, 2019, by dialing 855.859.2056 (404.537.3406 for international callers) and entering conference ID 1086836.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted same-business operating expenses, Adjusted Income (Loss) From Continuing Operations available to Tribune Publishing common stockholders, and Adjusted Diluted EPS are not measures presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP) and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted same-business operating expenses, Adjusted Income (Loss) From Continuing Operations available to Tribune Publishing common stockholders, and Adjusted Diluted EPS may vary from that of others in the

Company’s industry. Adjusted EBITDA, Adjusted same-business operating expenses, Adjusted Income (Loss) From Continuing Operations available to Tribune Publishing common stockholders, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted same-business operating expenses, Adjusted Income (Loss) From Continuing Operations available to Tribune Publishing common stockholders and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends, and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to develop and grow our online businesses; changes in newsprint price; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interests may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For more information about these and other risks see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward-looking. Whether or not any such forward-looking statements, in fact, occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing (NASDAQ: TPCO) is a media company rooted in award-winning journalism. Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant.

In addition to award-winning local media businesses, Tribune Publishing operates national and international brands such as Tribune Content Agency and The Daily Meal and is the majority owner of the product review website BestReviews.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Michael Ferreter
Tribune Publishing Investor Relations
312.222.3225
mferreter@tribpub.com

Media Contact:
Tilden Katz
Tribune Publishing Corporate Communications
312.606.2614
tilden.katz@fticonsulting.com
Source: Tribune Publishing

###

Exhibits:
Condensed Consolidated Statements of Income (Loss)
Segment Income, Expenses, and Non-GAAP Reconciliations
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations - Income (Loss) from Continuing Operations to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Same-Business Operating Expenses
Non-GAAP Reconciliations - Income (Loss) from Continuing Operations available to Tribune Publishing common stockholders to Adjusted Income (Loss) from continuing operations available to Tribune Publishing common stockholders and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Operating revenues	$236,027	$255,770	$730,879	$747,173

Operating expenses	226,652	265,763	720,801	789,489

Income (loss) from operations	9,375	(9,993)	10,078	(42,316)

Interest income (expense), net	(57)	303	478	(11,673)
Loss on early extinguishment of debt	—	—	—	(7,666)
Loss on equity investments, net	(2,213)	(434)	(3,255)	(1,828)
Other income (expense), net	248	3,640	265	10,943
Income (loss) from continuing operations before income taxes	7,353	(6,484)	7,566	(52,540)
Income tax expense (benefit)	480	(5,835)	63	(8,719)
Net income (loss) from continuing operations	6,873	(649)	7,503	(43,821)
Plus: Earnings (loss) from discontinued operations, net of taxes	(12,848)	(3,586)	(13,570)	290,665
Net income (loss)	(5,975)	(4,235)	(6,067)	246,844
Less: Income (loss) attributable to noncontrolling interest	1,150	(239)	3,037	471
Net income (loss) attributable to Tribune common stockholders	$(7,125)	$(3,996)	$(9,104)	$246,373

Net income (loss) available to Tribune common stockholders, per common share - Basic
Continuing operations	$(0.25)	$(0.01)	$(0.29)	$(1.26)
Discontinued operations	(0.36)	(0.10)	(0.38)	8.27
Net income (loss) attributable to Tribune per common share - Basic	$(0.61)	$(0.11)	$(0.67)	$7.01

Net income (loss) available to Tribune common stockholders, per common share - Diluted
Continuing operations	$(0.25)	$(0.01)	$(0.29)	$(1.26)
Discontinued operations	(0.36)	(0.10)	(0.38)	8.27
Net income (loss) attributable to Tribune per common share - Diluted	$(0.61)	$(0.11)	$(0.67)	$7.01

Weighted average shares outstanding:
Basic	35,863	35,409	35,734	35,166
Diluted	35,863	35,409	35,734	35,166

TRIBUNE PUBLISHING COMPANY
SEGMENT INFORMATION
(In thousands) (Unaudited)
Preliminary
The tables below show the segmentation of income and expenses for the three and nine months ended September 29, 2019, as compared to the three and nine months ended September 30, 2018.

	Three Months Ended
	M		X		Corporate and Eliminations		Consolidated
	Sep 29, 2019	Sep 30, 2018	Sep 29, 2019	Sep 30, 2018	Sep 29, 2019	Sep 30, 2018	Sep 29, 2019	Sep 30, 2018
Total revenues	$187,628	$207,385	$44,821	$41,077	$3,578	$7,308	$236,027	$255,770
Operating expenses	171,009	210,640	41,696	37,380	13,947	17,743	226,652	265,763
Income (loss) from operations	16,619	(3,255)	3,125	3,697	(10,369)	(10,435)	9,375	(9,993)
Depreciation and amortization	5,002	4,151	2,683	4,274	3,576	3,754	11,261	12,179
Adjustments (1)	635	7,182	316	2,475	3,219	4,797	4,170	14,454
Adjusted EBITDA	$22,256	$8,078	$6,124	$10,446	$(3,574)	$(1,884)	$24,806	$16,640
(1) See Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA for additional information on adjustments.

	Nine Months Ended
	M		X		Corporate and Eliminations		Consolidated
	Sep 29, 2019	Sep 30, 2018	Sep 29, 2019	Sep 30, 2018	Sep 29, 2019	Sep 30, 2018	Sep 29, 2019	Sep 30, 2018
Total revenues	$585,453	$623,893	$129,470	$116,189	$15,956	$7,091	$730,879	$747,173
Operating expenses	543,383	619,461	122,109	109,548	55,309	60,480	720,801	789,489
Income (loss) from operations	42,070	4,432	7,361	6,641	(39,353)	(53,389)	10,078	(42,316)
Depreciation and amortization	16,229	12,113	7,248	13,328	11,516	12,126	34,993	37,567
Adjustments (1)	4,196	15,926	6,183	7,737	15,075	28,485	25,454	52,148
Adjusted EBITDA	$62,495	$32,471	$20,792	$27,706	$(12,762)	$(12,778)	$70,525	$47,399
(1) See Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA for additional information on adjustments.

Segment M	Three Months Ended			Nine Months Ended
	Sep 29, 2019	Sep 30, 2018	% Change	Sep 29, 2019	Sep 30, 2018	% Change
Operating revenues:
Advertising	$71,376	$83,990	(15.0)%	$227,135	$254,532	(10.8)%
Circulation	82,992	87,644	(5.3)%	254,471	260,886	(2.5)%
Other	33,260	35,751	(7.0)%	103,847	108,475	(4.3)%
Total revenues	187,628	207,385	(9.5)%	585,453	623,893	(6.2)%
Operating expenses	171,009	210,640	(18.8)%	543,383	619,461	(12.3)%
Income from operations	16,619	(3,255)	*	42,070	4,432	*
Depreciation and amortization	5,002	4,151	20.5%	16,229	12,113	34.0%
Adjustments (1)	635	7,182	(91.2)%	4,196	15,926	(73.7)%
Adjusted EBITDA	$22,256	$8,078	*	$62,495	$32,471	92.5%
* Represents positive or negative change in excess of 100%
(1) See Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA for additional information on adjustments.

Segment X	Three Months Ended			Nine Months Ended
	Sep 29, 2019	Sep 30, 2018	% Change	Sep 29, 2019	Sep 30, 2018	% Change
Operating revenues:
Advertising	$21,843	$25,748	(15.2)%	$66,399	$71,785	(7.5)%
Content	22,978	15,329	49.9%	63,071	44,404	42.0%
Total revenues	44,821	41,077	9.1%	129,470	116,189	11.4%
Operating expenses	41,696	37,380	11.5%	122,109	109,548	11.5%
Income from operations	3,125	3,697	(15.5)%	7,361	6,641	10.8%
Depreciation and amortization	2,683	4,274	(37.2)%	7,248	13,328	(45.6)%
Adjustments (1)	316	2,475	(87.2)%	6,183	7,737	(20.1)%
Adjusted EBITDA	$6,124	$10,446	(41.4)%	$20,792	$27,706	(25.0)%
* Represents positive or negative change in excess of 100%
(1) See Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA for additional information on adjustments.

TRIBUNE PUBLISHING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	September 29, 2019	December 30, 2018
Assets
Current Assets:
Cash	$56,526	$97,560
Accounts receivable	103,713	145,463
Inventories	5,682	9,587
Prepaid expenses and other	21,535	18,197
Total current assets	187,456	270,807
Net Properties, Plant and Equipment	126,952	144,963
Other Assets
Goodwill	132,172	132,146
Intangible assets, net	70,960	77,229
Software, net	23,066	27,117
Lease right of use assets	102,071	—
Restricted cash	37,290	43,947
Other long-term assets	21,709	30,418
Total other assets	387,268	310,857
Total assets	$701,676	$726,627

Liabilities and Equity
Current Liabilities
Accounts payable	$40,962	$70,555
Employee compensation and benefits	32,954	61,001
Deferred revenue	44,438	51,114
Dividends payable to stockholders	—	—
Current portion of long-term lease liability	25,120	—
Current portion of long-term debt	100	405
Other current liabilities	41,293	21,203
Liabilities associated with assets held for sale	—	6,249
Total current liabilities	184,867	210,527
Non-Current Liabilities
Long-term lease liability	102,430	—
Workers’ compensation, general liability and auto insurance payable	26,895	30,606
Pension and postretirement benefits payable	17,419	20,150
Deferred rent	—	25,424
Long-term debt	6,777	6,799
Other obligations	7,861	20,053
Total non-current liabilities	161,382	103,032
Noncontrolling Equity Interest	54,246	39,756
Equity
Total stockholders' equity	301,181	373,312
Total liabilities and equity	$701,676	$726,627

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)
Preliminary
Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA:

	Three Months Ended			Nine Months Ended
	Sep 29, 2019	Sep 30, 2018	% Change	Sep 29, 2019	Sep 30, 2018	% Change
Net income (loss) from continuing operations	$6,873	$(649)	*	$7,503	$(43,821)	*
Income tax expense (benefit) from continuing operations	480	(5,835)	*	63	(8,719)	*
Interest expense (income), net	57	(303)	*	(478)	11,673	*
Loss on the early extinguishment of debt	—	—	*	—	7,666	*
Loss on equity investments, net	2,213	434	*	3,255	1,828	78.1%
Other (income) expense, net	(248)	(3,640)	(93.2)%	(265)	(10,943)	(97.6)%
Income (loss) from operations	9,375	(9,993)	*	10,078	(42,316)	*
Depreciation and amortization	11,261	12,179	(7.5)%	34,993	37,567	(6.9)%
Restructuring and transaction costs (1)	1,721	11,472	(85.0)%	14,389	44,635	(67.8)%
Stock-based compensation	2,449	2,982	(17.9)%	11,065	7,513	47.3%
Adjusted EBITDA from continuing operations	$24,806	$16,640	49.1%	$70,525	$47,399	48.8%
* Represents positive or negative change in excess of 100%
(1) Restructuring and transaction costs include costs related to Tribune's internal restructuring, such as severance, charges associated with vacated space, costs related to completed and potential acquisitions and a one-time charge related to the Consulting Agreement.
Adjusted EBITDA
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.
The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Same-Business Operating Expenses
Adjusted same-business operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation, the additional expenses related to the 2018 acquisitions (e.g. same-business) and the impact of the Transition Service Agreement expenses. Management believes that adjusted same-business operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

	Three Months Ended September 29, 2019			Three Months Ended September 30, 2018
	GAAP	Adjustments	Adjusted Same- Business	GAAP	Adjustments	Adjusted Same- Business

Compensation	$83,066	$(3,484)	$79,582	$107,762	$(11,748)	$96,014
Newsprint and ink	12,613	—	12,613	16,980	—	16,980
Outside services	77,549	(295)	77,254	81,572	(2,419)	79,153
Other operating expenses	42,163	(390)	41,773	47,270	(288)	46,982
Depreciation and amortization	11,261	(11,261)	—	12,179	(12,179)	—

Total operating expenses	$226,652	$(15,430)	$211,222	$265,763	$(26,634)	$239,129

	Nine Months Ended September 29, 2019			Nine Months Ended September 30, 2018
	GAAP	Adjustments	Adjusted Same- Business	GAAP	Adjustments	Adjusted Same- Business

Compensation	276,583	$(34,096)	$242,487	$324,982	$(39,157)	$285,825
Newsprint and ink	43,834	(3,048)	40,786	48,348	(1,831)	46,517
Outside services	241,787	(19,428)	222,359	262,372	(29,268)	233,104
Other operating expenses	123,604	(38,084)	85,520	116,220	(23,859)	92,361
Depreciation and amortization	34,993	(34,993)	—	37,567	(37,567)	—

Total operating expenses	$720,801	$(129,649)	$591,152	$789,489	$(131,682)	$657,807

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Income (Loss) From Continuing Operations available to Tribune common stockholders to Adjusted Income (Loss) From Continuing Operations available to Tribune common stockholders and Adjusted Diluted EPS:
Adjusted income (loss) from continuing operations available to Tribune common stockholders is defined as income (loss) from continuing operations available to Tribune common stockholders - GAAP excluding the adjustments for restructuring and transaction costs, net of the impact of income taxes.
Income (loss) from continuing operations available to Tribune common stockholders - GAAP consists of Net income (loss) from continuing operations per the Consolidated Statements of Income (Loss), less Income (loss) attributable to noncontrolling interests and the noncontrolling interest carrying value adjustment as set forth in the Earnings Per Share calculation in the Company's Form 10-Q.
Adjusted Diluted EPS computes Adjusted income (loss) from continuing operations available to Tribune common stockholders divided by diluted weighted average shares outstanding.
Management believes Adjusted income (loss) from continuing operations available to Tribune common stockholders and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

	Three Months Ended
	September 29, 2019		September 30, 2018
	Earnings	Diluted EPS	Earnings	Diluted EPS
Income (loss) from continuing operations available to Tribune common stockholders - GAAP	$(9,130)	$(0.25)	$(410)	$(0.01)
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	1,243	0.03	8,283	0.23
Adjusted income (loss) from continuing operations available to Tribune common stockholders - Non-GAAP	$(7,887)	$(0.22)	$7,873	$0.22

	Nine Months Ended
	September 29, 2019		September 30, 2018
	Earnings	Diluted EPS	Earnings	Diluted EPS
Income (loss) from continuing operations available to Tribune common stockholders - GAAP	$(10,387)	$(0.29)	$(44,292)	$(1.26)
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	10,389	0.29	32,226	0.92
Loss on early extinguishment of debt	—	—	5,535	0.16
Adjusted income (loss) from continuing operations available to Tribune common stockholders - Non-GAAP	$2	$—	$(6,531)	$(0.19)